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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                         ACCOUNT ORIGINATION AGREEMENT


        This ACCOUNT ORIGINATION AGREEMENT ("Agreement") is made as of this 29th day of December, 1998, by and between NEXTCARD, INC., a California corporation ("NextCard"), NEXTCARD FUNDING CORP., a Delaware corporation ("Funding"), and HERITAGE BANK OF COMMERCE, a California state-chartered bank (the "Bank").

                              W I T N E S S E T H:


        WHEREAS, the Bank is a licensed member of Visa, U.S.A., Inc. ("Visa") and authorized to issue credit cards; and

        WHEREAS, NextCard desires to originate credit cards to be issued by the Bank; and

        WHEREAS, Funding desires to purchase the receivables generated under such credit cards;

        NOW, THEREFORE, in consideration of the premises and mutual covenants included in this Agreement and for other goods and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NextCard, Funding and the Bank agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


        1.1 Definitions. Capitalized terms have the meanings indicated below.

        "ACCOUNT" means an open-end, revolving Visa account opened by the Bank pursuant to the Program on and after November 16, 1998, pursuant to which one or more Credit Cards are issued to a Cardholder, including any and all rights, remedies, benefits, interests and entitlements with respect thereto.


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        "ADMINISTRATIVE AGENT" means Credit Suisse First Boston and any successor Administrative Agent under the Loan Agreement.

        "BANK MARKS" has the meaning specified in Section 3.1(c).

        "CARDHOLDER" means an individual in whose name an Account is established.

        "CARDHOLDER AGREEMENT" means an agreement between the Bank and a Cardholder for the extension of credit in connection with an Account.

        "CARDHOLDER-SPECIFIC INFORMATION" means Cardholder names, postal and electronic mail addresses, telephone numbers and Cardholder-specific transaction information.

        "CONFIDENTIAL INFORMATION" has the meaning specified in Section 3.4.

        "CREDIT CARD" or "CARD" means each Visa card issued by the Bank pursuant to this Agreement.

        "CREDIT CARD GUIDELINES" means the Credit Card Guidelines attached hereto as Exhibit A, as amended from time to time with the prior approval of NextCard, the Administrative Agent and the Bank.

        "EVENT OF DEFAULT" has the meaning specified in Section 6.2(a).

        "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") for such day, and if none is set forth for such day, the rate set forth for the preceding Business Day, in each case opposite the caption "Federal Funds (Effective)".

        "EXTENSION FEE" has the meaning specified in Section 6.1(a).

        "INDEMNIFIED PARTY" has the meaning specified in Section 7.4.

        "INDEMNIFYING PARTY" has the meaning specified in Section 7.4.


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        "INITIAL AGREEMENT" means that certain Consumer Credit Card Program
Agreement dated November 25, 1997 between NextCard and the Bank.

        "INITIAL TERM" has the meaning specified in Section 6.1.

        "LOAN AGREEMENT" means that certain Loan Agreement dated as of December 29, 1998 by and among Funding, the lenders party thereto from time to time (the "Lenders") and the Administrative Agent, as arranger and administrative agent.

        "LOSSES" has the meaning specified in Section 7.3.

        "NEXTCARD MARKS" has the meaning specified in Section 3.1(a).

        "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of December 1, 1998 by and among NextCard, Inc., as servicer, NextCard Funding Corp., as transferor, and The Bank of New York, as trustee, as amended by the Supplement No. 1 thereto dated as of December 1, 1998.

        "PROGRAM" means the credit card program conducted pursuant to the terms of this Agreement and specifically excludes the program conducted pursuant to the Initial Agreement.

        "PROGRAM INFORMATION" means all information, other than Cardholder-Specific Information, acquired through the operation of this Agreement or concerning the Accounts. Program Information includes Cardholder-Specific Information to the extent that the Cardholder-Specific Information is redacted to mask any correlation between the Cardholder-Specific Information and the identity of any specific Cardholder.

        "PROGRAM MATERIALS" means any applications, marketing materials, advertising, Web sites and content, disclosures, Account agreements, Account statements, billing and collection notices used in connection with the Program, as developed by NextCard from time to time.


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        "PURCHASE PRICE" means, as of any day with respect to any Receivables,
(a) the sum of [ * ], if any, minus (b) any credits and payments to the related Accounts.

        "RECEIVABLES" means all amounts owing to the Bank on the Accounts including, without limitation, principal balances from outstanding purchases, balance transfers and cash advances, accrued finance charges, late charges, returned check charges, interchange income and any other charges and fees, whether or not billed, as of the close of business on a given day.

        "SETTLEMENT AMOUNT" means, as of any day with respect to any Receivables, (a) the Purchase Price of such Receivables minus (b) the amount of any fees, charges or other income, including amounts payable to Funding pursuant to Section 2.11, paid by other parties with respect to the Receivables, all of which are payable to Funding hereunder, to the extent not previously netted out of a Settlement Amount.

        "SETTLEMENT DATE" shall have the meaning specified in Section 4.1(a).

        "THIRD PARTY PROCESSOR" means any third party providing any data processing services with respect to the Accounts or the Receivables.



        1.2 Construction. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular.



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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                                   ARTICLE II

                            ESTABLISHMENT OF ACCOUNTS


        2.1 Solicitation of Accounts.

               (a) NextCard shall have the sole and exclusive right to solicit applications for Credit Cards on behalf of the Bank.

               (b) NextCard will use the Internet to solicit potential applicants to submit applications to open Accounts. NextCard's Internet marketing activities may include, in NextCard's discretion, targeted e-mail solicitations, banner advertising, hyperlinks and agreements with other sites and companies on the Internet. The Accounts and Cards will include Internet-enhanced features, including online approval, online balance transfers and online customer service. NextCard may from time to time implement additional Internet-enhanced features.

               (c) All advertising and marketing materials will indicate that the Bank is the issuer of Cards and the party with whom the Accounts are maintained.

               (d) NextCard does not warrant or guarantee that it will generate any particular number of Accounts or amount of Receivables.

        2.2 Applications.

               (a) NextCard shall ensure that the form of the application for a Credit Card and all other Program Materials, including without limitation solicitation materials, are in compliance with all material applicable laws and regulations.

               (b) In the event that an applicant for a Card does not satisfy the requirements of the Credit Card Guidelines, NextCard shall notify the applicant in accordance with applicable laws and regulations.


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        2.3 Issuance of Credit Cards. So long as no Event of Default shall have occurred, the Bank shall issue Credit Cards to each applicant for a Card who qualifies for such type of Card under the Credit Card Guidelines subject to
Section 6.4 hereof, the Bank shall extend credit with respect to such Credit Cards in accordance with the Credit Card Guidelines. NextCard shall design and provide the Credit Cards in forms consistent with Visa guidelines. NextCard, on behalf of the Bank, shall automatically issue a renewal card to each qualified Cardholder at each scheduled Credit Card renewal date.

        2.4 Establishment of Accounts.

               (a) Upon approval of an application, the Bank shall establish an Account for the applicant.

               (b) NextCard shall prepare and provide, or cause to be provided to each Cardholder a Cardholder Agreement and disclosure statement and such other notices or documents related to such Cardholder's Account as are required from time to time under applicable laws and regulations.

        2.5 Account Terms. Certain terms and conditions for the Credit Cards applicable to the Accounts are set out in the Credit Card Guidelines. NextCard shall ensure that the Credit Card Guidelines and the other terms and conditions for the Credit Cards (including, without limitation, the interest rates, fees, charges and disclosures) are in compliance with all material applicable laws and regulations.

        2.6 Servicing. NextCard or any successor servicer under the Pooling and Servicing Agreement shall be responsible for servicing and maintaining the Accounts, processing payments thereon and collections efforts with respect thereto, either by itself or through Third Party Processors. Such servicing shall include maintaining a customer service website, maintaining all


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communications with Cardholders and modifying the terms and conditions of any
Account. All costs relating to servicing the Accounts shall be paid by NextCard.

        2.7 Other Bank Obligations

               (a) Visa Membership. The Bank shall maintain its membership in Visa. The Bank shall be responsible for making all reports to Visa which may be required by its membership therein and shall comply with the operating rules and regulations of Visa in connection with the Program. Any termination of the Bank's membership in Visa shall be grounds for termination of this Agreement pursuant to Section 6.2(b).

               (b) Board Approval. This Agreement and all sales of Receivables and Accounts pursuant to this Agreement shall be approved by the Board of Directors of the Bank and such approval is or will be reflected in the minutes of the Board of Directors. The Bank shall provide copies of such resolutions of the Board of Directors, certified by the Secretary or other officer of the Bank, as may be reasonably requested by NextCard. The Bank shall maintain such resolutions in its permanent official records continuously from the time of their adoption.

               (c) Other Requirements. The Bank shall comply with all regulatory and administrative requirements applicable to it, and shall be solely responsible for its Community Reinvestment Act compliance requirements as they relate to the Program.

               (d) Opinion. Prior to the effectiveness of this Agreement, the Bank shall deliver to Funding, NextCard and the Administrative Agent an opinion of counsel substantially in the form set forth on Exhibit B.

               (e) Recordkeeping. The Bank shall maintain adequate and sufficient records so that at all times it is possible to distinguish the Accounts from any other credit card accounts owned or serviced by the Bank.


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               (f) UCC-1 Financing Statement. The Bank shall execute and deliver to Funding for filing with the California Secretary of State a UCC-1 financing statement evidencing the sale of Receivables to Funding pursuant to this Agreement.

        2.8 Reports, Information and Materials.

               (a) NextCard shall provide to the Bank periodic reports (through Third Party Processors or otherwise) as the Bank may reasonably request from time to time.

               (b) NextCard shall furnish to the Bank all information concerning the Accounts as may be required by law or necessary to enable to the Bank to satisfy its obligations under this Agreement. NextCard will cooperate with the Bank in connection with any regulatory examination or audit of the Program.

               (c) NextCard shall not change the Credit Card Guidelines or the Program Materials without the prior written consent of the Administrative Agent and the Bank.

        2.9 Expenses. NextCard agrees to reimburse the Bank for (a) out-of-pocket expenses incurred in the start-up and maintenance of the Program, including, if the Bank is not already a member of Visa, the costs associated with the Bank becoming and maintaining a membership in Visa, (b) any taxes payable by the Bank resulting from the sale of Receivables other than income taxes, (c) the funding costs relating to the Receivables prior to their purchase pursuant to this Agreement at the Federal Funds Rate or such other rate as may be agreed to by NextCard and the Bank and (d) reasonable legal fees not to exceed $12,500.

        2.10 Origination Fees. NextCard shall pay to the Bank on a monthly basis a one-time fee of [ * ] for each Account that is (a) booked on the system of the Third Party Processor that books Accounts and (b) sold on NextCard's system on or after January 1, 1999. Such payments shall be made no later than the fifteenth day of each calendar month for all Accounts opened



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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during the preceding calendar month. If by September 30, 1999 NextCard has not paid the Bank at least [ * ] pursuant to this Section 2.10, NextCard shall pay to the Bank the difference between [ * ] and the actual amount paid by NextCard to the Bank pursuant to this Section 2.10. This obligation will survive any earlier termination of this Agreement pursuant to Section 6.2(d).

        2.11 Visa Revenues. Any rebates, marketing fees, revenues or other fees or discounts that are paid or granted by Visa to the Bank with respect to the Accounts shall be paid over to Funding upon receipt by the Bank on a daily basis as additional consideration under this Agreement.

        2.12 Nature of Arrangement. During the term of this Agreement NextCard shall be the exclusive fee-for-origination credit card originator for the Bank. NextCard may enter into other fee-for-origination agreements with other financial institutions.

        2.13 Minimum Account Allocation. If between the period from February 1, 1999 and September 30, 1999 NextCard enters into other fee-for-origination agreements with other financial institutions, NextCard shall nonetheless ensure that at least [ * ] of the Accounts originated on a monthly basis through a NextCard program during such period are established by the Bank; provided, however, that this Section 2.13 shall not be applicable to any Accounts established by a wholly-owned subsidiary of NextCard. Furthermore, the Bank will be the exclusive originator of NextCard accounts during the period from January 1, 1999 to and including January 31, 1999.

        2.14 Clearing Accounts. The Bank shall maintain cash clearing accounts necessary to settle amounts paid and received on the Accounts prior to their posting on the system of the



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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Third Party Processor.  NextCard shall reimburse the Bank for its reasonable costs relating to such cash clearing accounts.

        2.15 Loan Agreement Notices. Funding shall provide to the Bank such notices as it is required to deliver to, and any notices relating to defaults that it receives from, the Administrative Agent pursuant to the Loan Agreement as the Bank shall reasonably request.

        2.16 Marketing to Cardholders. NextCard may from time to time solicit Cardholders for goods and services and place solicitation or promotional materials in communications to Cardholders, and any income and fees resulting from the foregoing solicitations and promotions shall be paid directly to NextCard. The Bank shall not solicit Cardholders, other than any Cardholder that was a customer of the Bank prior to the date of this Agreement or a Cardholder that has a relationship with the Bank that develops or was developed independently of the Program, for any purpose.

                                   ARTICLE III

                              INTELLECTUAL PROPERTY


        3.1 Trademarks.

               (a) The Bank acknowledges that, as between NextCard and the Bank, NextCard owns and will own the service marks "NextBank," "NextCard," "Credit Choice," and derivatives of the foregoing, and any other presently existing or future trademarks, service marks, trade names, rights in packaging, rights of publicity, merchandising rights, advertising rights, and similar rights by which the Program is or becomes known or with which the Program is or becomes associated, other than the mark "Heritage" and derivatives thereof (collectively, the "NextCard Marks").


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               (b) The Bank acknowledges that, as between NextCard and the Bank,
NextCard owns all rights in the URL addresses used in conjunction with the Program, including without limitation "nextcard.com," "NextBank.com," and "creditchoice.com."

               (c) NextCard acknowledges that, as between NextCard and the Bank, the Bank owns the service mark "Heritage" and derivatives thereof (collectively, the "Bank Marks").

               (d) All goodwill that is or becomes associated with the above-referenced marks as a result of the use of such marks in association with the Program will accrue solely to the benefit of the respective owner of such marks. After termination of this Agreement, any party may use its marks free of any claim whatsoever of ownership or interest by the other party.

               (e) The Bank hereby licenses to NextCard during the term of this Agreement the use of the "Heritage" mark solely in connection with the performance of its marketing and other obligations hereunder. Specifically for purposes of identifying the Visa card issuer, NextCard may use the "Heritage" mark in any marketing or advertising materials relating to the Program. NextCard will follow the Bank's instructions regarding the appearance, use and display of such mark, subject to any requirements of Visa and any regulatory requirements.

               (f) NextCard hereby licenses to the Bank during the term of this Agreement the use of the Program Materials and the mark "NextCard" to identify the Card and the Program. The Bank will follow NextCard's instructions regarding the appearance, use, and display of such mark, subject to any requirements of Visa and any regulatory requirements.

        3.2 Copyright. NextCard will own all copyrights in all Program Materials and derivative works thereof.


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        3.3 Ownership and Use of Information.

               (a) Cardholder-Specific Information will be owned by Heritage. Heritage hereby grants to NextCard a perpetual unrestricted license (i) during the term of this Agreement, to use the Cardholder-Specific Information for Program purposes, including but not limited to the servicing of the Accounts, and (ii) following the termination of this Agreement, unless NextCard purchases the Cardholder-Specific Information pursuant to Section 4.2(b) hereof, to use the Cardholder-Specific Information only for statistical and analytic purposes.

               (b) NextCard and Heritage will own jointly the Program Information, and each party may use the Program Information for its own purposes; provided, that each party will treat any Program Information in its possession at any time as Confidential Information.

               (c) Heritage and NextCard (i) acknowledge that the Program Information will be used by each of them to create certain analyses and statistical models that may have predictive value beyond the Program, and (ii) agree that such analyses and statistical models will be the sole and exclusive property of the party creating such analyses and statistical models and will be treated as Confidential Information. NextCard represents and warrants to Heritage that no such analyses or statistical models will include information that is identified with any specifically identifiable Cardholder.

        3.4 Confidential Information. All material and information supplied by one party to the other party in the course of the negotiation of this Agreement and its performance hereunder, including, but not limited to, information concerning any party's marketing plans, technological developments, objectives and results and financial results are confidential and proprietary to the disclosing party ("Confidential Information"). Confidential Information does not include any information that was (a) known to the receiving party at the time of disclosure or developed


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independently by such party without violating the terms herein; (b) in the public domain at the time of disclosure or enters the public domain following disclosure through no fault of the receiving party; or (c) disclosed to the receiving party by a third party that is not prohibited by law or agreement from disclosing the same. In particular, the Cardholder-Specific Information and the Program Information shall be deemed Confidential Information owned by NextCard.

        3.5 Protection of Confidential Information. Confidential Information shall be used by each party solely in the performance of its obligations pursuant to this Agreement. Each party shall receive Confidential Information in confidence and not disclose Confidential Information to any third party, except as may be necessary to perform its obligations pursuant to this Agreement, the Pooling and Servicing Agreement and the Loan Agreement and except as may be required by law or agreed upon in writing by the other party; provided, however, that no party may disclose Confidential Information in violation of any confidentiality or privacy guidelines or regulations imposed by federal or state authorities. Each party shall take all reasonable steps to safeguard Confidential Information disclosed to it so as to ensure that no unauthorized person shall have access to any Confidential Information. Each party shall, among other safeguards which it may consider necessary, require its employees, agents, and subcontractors having access to Confidential Information to enter into appropriate confidentiality agreements containing such terms as are necessary to satisfy its obligation herein. Each party shall promptly report to the other party any unauthorized disclosure or use of any Confidential Information of that party of which it becomes aware. Upon request or upon termination of this Agreement, each party shall return to the other party all Confidential Information in its possession or control. No disclosure by a party hereto of Confidential Information of such party shall constitute a grant to the other party of any interest or right whatsoever in such Confidential Information, which shall remain the


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property solely of the disclosing party. Nothing contained herein shall limit a party's rights to use its Confidential Information in any manner whatsoever.

        3.6 Survival. The terms of this Article 3 shall survive the termination of this Agreement; provided, however, that upon the termination of this Agreement each party will discontinue immediately the use of any trade or service marks licensed from the other except to the extent necessary to satisfy their respective obligations under Section 6.4 hereof following the termination of this Agreement.

                                   ARTICLE IV

                  PURCHASE AND SALE OF RECEIVABLES AND ACCOUNTS


        4.1 Purchase and Sale of Receivables.

               (a) Funding hereby purchases from the Bank, and the Bank hereby sells to Funding, all of the Receivables, whether now in existence or hereafter arising, for the Purchase Price. The Receivables shall be transferred to Funding on a daily basis or such other frequency as may be agreed to by the Bank and Funding. On each day when Receivables are transferred to Funding pursuant to this Agreement (the "Settlement Date"), Funding shall notify the Bank of the Settlement Amount for such day and shall pay to the Bank such Settlement Amount. After the Settlement Date for any Receivables, the Bank shall have no further economic interest in such Receivables. NextCard shall provide Funding and the Bank with a report setting forth the calculation of the Settlement Amount on each Settlement Date.

               (b) No later than 10:00 a.m., California time, on each Settlement Date, NextCard shall notify Funding and the Bank of the Settlement Amount due to or owed by Funding or the Bank for such day. Payments due for any day shall be made by the appropriate

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party by wire transfer no later than 1:00 p.m., California time, unless NextCard is late in providing notice of the Settlement Amount due for any day, in which case the appropriate party shall use all reasonable efforts to send the wire transfer as soon thereafter as possible.

               (c) In the event that the Bank has reason to dispute the accuracy of the Settlement Amount reported by NextCard, the Bank shall promptly so notify NextCard. In the event it is determined that either party shall not have remitted to the other party the proper Settlement Amount, such party shall promptly remit to the other party any additional amount due the other party, together with interest at the Federal Funds Rate.

               (d) Subject to Section 6.4 hereof, the Bank shall remain the owner of all Accounts, notwithstanding any sale of any Receivables to Funding under this Section 4.1. Funding shall not be deemed to have assumed any obligations of the Bank with respect to the Accounts by virtue of any purchase of Receivables hereunder.

               (e) Subject to Section 6.4(b) hereof, the Bank shall not sell any Receivables or any interest therein to any third party without the prior written consent of Funding and the Administrative Agent.

               (f) The sale of Receivables contemplated herein shall occur upon settlement therefor by or on behalf of Funding and no additional documents shall be required by the parties to effect any such sale. Notwithstanding the foregoing, if, in the reasonable judgment of either party, in connection with any such purchase and sale, any additional instrument, document, or certificate is required to further evidence such purchase and sale, the other party shall execute and deliver any such document.


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        4.2 Sale of Accounts.

               (a) Subject to Section 6.4, the Bank shall not sell or transfer any Account created under the Program, or any interest therein, to any third party without the prior written consent of Funding and the Administrative Agent.

               (b) At any time or from time to time, Funding or its assignee shall have the right, exercisable by providing written notice to the Bank at least thirty (30) business days prior to the settlement date for such purchase, to purchase all of the Accounts and the Cardholder-Specific Information relating thereto then owned by the Bank or to arrange for said purchase by another party. The purchase price for the Accounts shall be ten cents per Account and the purchase price for the Cardholder-Specific Information shall be a total of $50.

        4.3 Covenants of the Bank. Except as contemplated by this Agreement, the Bank (a) shall not create or suffer to exist any lien, pledge, security interest or other encumbrance on any of the Receivables or Accounts, (b) shall not take any action, or fail to take any action, that could result in the Bank no longer being the exclusive owner of the Accounts and Receivables and (c) shall not take any action, or fail to take any action, that could prevent the Bank from having the absolute right and authority to sell the Accounts and Receivables.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


        5.1 Representations and Warranties of the Bank. The Bank hereby represents and warrants to NextCard and Funding as follows:

               (a) Organization. The Bank is a bank duly organized, validly existing and in good standing under the laws of the State of California.


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               (b) Capacity; Authority; Validity. The Bank has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by the Bank of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Bank, and this Agreement has been duly executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

               (c) Conflicts; No Defaults. Neither the execution and delivery of this Agreement by the Bank nor the consummation of the transactions contemplated herein by the Bank will (i) conflict with, result in the breach of, constitute a default under, or accelerate the terms of any contract, instrument or commitment to which the Bank is a party or by which the Bank is bound, (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of the Bank, (iii) result in the creation of any lien, charge or encumbrance upon any of the Accounts or the Receivables (except pursuant to the terms hereof), or (iv) require the consent or approval of any other party to any contract, instrument or commitment to which the Bank is a party or by which it is bound. The Bank is not subject to any agreement with any regulatory authority that would prevent the consummation by the Bank of the transactions contemplated by this Agreement.

               (d) Litigation. There is no claim, litigation, proceeding, arbitration, investigation or material controversy pending before any governmental agency to which the Bank is a party that adversely affects the ability of the Bank to consummate the transactions


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contemplated hereby, and, to the best of the Bank's knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated.

               (e) No Consent, Etc. No consent of any person (including without limitation, any stockholder or creditor of the Bank) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required (other than those previously obtained and delivered to NextCard) in connection with the execution or delivery of this Agreement by the Bank, the validity of this Agreement with respect to the Bank, the enforceability of this Agreement against the Bank, the consummation by the Bank of the transactions contemplated hereby, or the performance by the Bank of its obligations hereunder; provided, however, that the Bank makes no representation as to whether any consent from Visa is required.

               (f) Memberships. The Bank is, and at all times during the term hereof will remain, a member of the Federal Deposit Insurance Corporation and the Visa system.

               (g) Commercial Matters. (i) This Agreement was undertaken in the ordinary course of business, not in contemplation of insolvency of the Bank, and with no intent to hinder, delay, or defraud the Bank or its creditors; (ii) this Agreement represents a bona fide and arm's length transaction; (iii) Funding is not an insider or affiliate of the Bank; (iv) this Agreement was entered into in return for adequate consideration; and (v) this Agreement was entered into before the first transfer of Receivables will be effected pursuant to this Agreement.

        5.2 Representations and Warranties of NextCard. NextCard hereby represents and warrants to the Bank and Funding as follows:

               (a) Organization. NextCard is a corporation duly organized, validly existing and in good standing under the laws of the State of California.


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               (b) Capacity; Authority; Validity. NextCard has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by NextCard of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of NextCard, and this Agreement has been duly executed and delivered by NextCard and constitutes the valid and binding obligation of NextCard and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

               (c) Conflicts; No Defaults. Neither the execution and delivery of this Agreement by NextCard nor the consummation of the transactions contemplated herein by NextCard will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance of the terms of any contract, instrument or commitment to which NextCard is a party or by which it is bound,
(ii) violate the articles of incorporation or bylaws of NextCard or (iii) require the consent or approval of any other party to any contract, instrument or commitment to which NextCard is a party or by which it is bound. NextCard is not subject to any agreement with any regulatory authority that would prevent the consummation by NextCard of the transactions contemplated by this Agreement.

               (d) Litigation. There is no claim, litigation, proceeding, arbitration, investigation or material controversy pending before any governmental authority to which NextCard is a party that adversely affects NextCard's ability to consummate the transactions contemplated hereby and, to the best of NextCard's knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated.

               (e) No Consent, Etc. No consent of any person or entity (including without limitation, Visa and any stockholder or creditor of NextCard) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution or delivery of this Agreement by NextCard, the validity or enforceability of this Agreement against NextCard, the consummation of the transactions contemplated thereby, or the performance by NextCard of its obligations hereunder.

               (f) Compliance. All terms of the Accounts and the Cardholder Agreements and all Program Materials comply in all material respects with applicable law and regulations.

               (g) Commercial Matters. (i) This Agreement was undertaken in the ordinary course of business, not in contemplation of insolvency of the Bank, and with no intent to hinder, delay, or defraud the Bank or its creditors; (ii) this Agreement represents a bona fide and arm's length transaction; (iii) this Agreement was entered into in return for adequate consideration; and (iv) this Agreement was entered into before the first transfer of Receivables will be effected pursuant to this Agreement.

        5.3 Representations and Warranties of Funding. Funding hereby represents and warrants to the Bank and NextCard as follows:

               (a) Organization. Funding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Capacity; Authority; Validity. Funding has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement. This Agreement and the consummation by Funding of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Funding, and this Agreement has been duly executed and delivered by Funding and constitutes the valid and binding obligation of Funding and is enforceable in accordance with its terms (except as such enforceability may be limited by equitable limitations on the availability of equitable remedies and by bankruptcy and other laws affecting the rights of creditors generally).

               (c) Conflicts; No Defaults. Neither the execution and delivery of this Agreement by Funding nor the consummation of the transactions contemplated herein by Funding will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance of the terms of any contract, instrument or commitment to which Funding is a party or by which it is bound,
(ii) violate the articles of incorporation or bylaws of Funding or (iii) require the consent or approval of any other party to any contract, instrument or commitment to which Funding is a party or by which it is bound. Funding is not subject to any agreement with any regulatory authority that would prevent the consummation by Funding of the transactions contemplated by this Agreement.

               (d) Litigation. There is no claim, litigation, proceeding, arbitration, investigation or controversy pending before any governmental authority to which Funding is a party that adversely affects Funding's ability to consummate the transactions contemplated hereby and, to the best of Funding's knowledge, no such claim, litigation, proceeding, arbitration, investigation or controversy has been threatened or is contemplated.

               (e) No Consent, Etc. No consent of any person (including without limitation, any stockholder or creditor of Funding) and no consent, license, permit or approval or authorization or exemption by notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution or delivery of this Agreement by Funding, the validity or enforceability of this Agreement against Funding, the consummation of the transactions contemplated thereby, or the performance by Funding of its obligations hereunder.

               (f) Ability to Finance Purchases. Funding shall at all times maintain a credit facility sufficient to finance its obligation to purchase Receivables hereunder.

               (g) Commercial Matters. (i) This Agreement was undertaken in the ordinary course of business, not in contemplation of insolvency of the Bank, and with no intent to hinder, delay, or defraud the Bank or its creditors; (ii) this Agreement represents a bona fide and arm's length transaction; (iii) Funding is not an insider or affiliate of the Bank; (iv) this Agreement was entered into in return for adequate consideration; and (v) this Agreement was entered into before the first transfer of Receivables will be effected pursuant to this Agreement.

               (h) Manner of Foreclosure. Funding will not attempt to foreclose on the Receivables or the proceeds thereof after the appointment of the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for the Bank (i) in a manner that is not commercially reasonable, (ii) in a manner that requires the involvement of the FDIC, (iii) in a manner that requires judicial action, (iv) without the existence of an event of default other than the appointment of a conservator or receiver for the Bank or the insolvency of the Bank, or (v) in a manner that does not comply with any applicable law (not including the receivership and conservatorship provisions of the Federal Deposit Insurance Act, as amended).

                                   ARTICLE VI

                              TERM AND TERMINATION


        6.1 Term. This Agreement shall commence on the date first above written and, unless otherwise terminated as provided in Section 6.2 herein, shall continue in full force and effect until December 31, 1999 (the "Initial Term"), provided, however, that the Bank's obligation to establish new Accounts and the related obligation of NextCard to solicit new Accounts shall terminate on September 30, 1999. After the Initial Term, subject to Section 6.4, this Agreement may be extended at the written request of Funding for one month periods until December 31, 2001 upon the payment by Funding of an extension fee equal to $33,000 per month (the "Extension Fee"). The Extension Fee for each month shall be payable upon the first day of such month. In addition, Funding shall pay the Bank a fee of $33,000 per month for each calendar month this Agreement is in effect during the period from October 1, 1999 through and including December 31, 1999. The termination of this Agreement shall not terminate, affect or impair any rights, obligations or liabilities of any party hereto that may accrue prior to such termination or that, under the terms of this Agreement, continue after the termination or otherwise affect the rights and obligations of the parties hereunder except as provided in this Article VI.

        6.2 Termination. Subject to Section 6.4, any party to this Agreement may terminate this Agreement, reserving all other remedies and rights hereunder in whole or in part, under the following conditions:

               (a) Event of Default. Subject to Section 6.4, upon the occurrence of an Event of Default, a nondefaulting party may terminate this Agreement by giving fifteen (15) days' written notice to the defaulting party of its intent to terminate this Agreement. For purposes of this Agreement, an "Event of Default" hereunder shall occur (i) upon the occurrence of an Event of Default under the Loan Agreement or the Demand Note (as defined in the Loan Agreement) or (ii) in the event any party defaults in the performance of any of its material duties or obligations under this Agreement and fails to correct the default, to the reasonable satisfaction of the other party, within a thirty (30) day cure period commencing upon receipt of notice from the other party; provided, however, that no Event of Default shall be deemed to occur as a result of any failure by a lender to fund a loan pursuant to the Loan Agreement.

               (b) Bankruptcy. Subject to Section 6.4, any party may terminate this Agreement, at any time upon notice to the other parties, after the filing by any other party of any petition in bankruptcy or for reorganization or debt consolidation under the federal bankruptcy laws or under any comparable law, or upon any other party's making of an assignment of its assets for the benefit of creditors, or upon the application of any other party for the appointment of a receiver or trustee of its assets.

               (c) Changes in Laws or Regulations. This Agreement may be terminated by any party on or after the ninetieth (90th) day following the giving of notice by such party that such party's performance is rendered (through no act or omission of such party) illegal or impermissible for that party due to changes in laws or regulations applicable to the terminating party or a determination by a governmental authority having jurisdiction over such party.

               (d) Accounts Purchased. This Agreement may be terminated immediately upon the purchase by NextCard, Funding or any assignee of all the Accounts pursuant to Article IV.

        6.3 Duties After Termination. Upon termination of this Agreement, in order to preserve the goodwill of Cardholders, both parties shall cooperate in order to ensure a smooth and orderly termination of their relationship and a transition of Accounts. The Bank shall transfer to NextCard or any successor or assignee all books and records relating to the Accounts and Receivables in its possession, subject to any regulatory obligations relating to retaining duplicate books and records, and each party shall return all property belonging to the other party that is in its possession or control at the time of termination and shall discontinue the use of and return to the other party, or at the request of the other party destroy, all written and printed materials bearing the other party's name and logo. In connection with any termination of this Agreement, the Bank agrees to make reasonable efforts to assist Funding in the orderly transition of the Accounts and Receivables acquired by Funding, including sending to Funding any payments on Accounts that may be received by the Bank after the purchase date.

        6.4 Right to Purchase Accounts and Receivables Continues; Duties Upon Termination.

               (a) NextCard, Funding and their assignees shall have the exclusive right to purchase all Accounts, Cardholder-Specific Information and Receivables pursuant to Article IV hereof for a period of one year from the termination of this Agreement, but not later than December 31, 2001 (the "Exercise Period").

               (b) During the Exercise Period, subject to the next sentence, the Bank will fund, and Funding or its assignees will purchase, additional Receivables generated under Accounts originated prior to the Exercise Period in compliance with the terms of this Agreement. If the Extension Fee is not paid when due or if Funding or its assigness fail to purchase Receivables on any day, after five days' prior written notice by the Bank to the Administrative Agent, the Bank may, subject to compliance with applicable law, (1) cease originating additional Receivables under existing Accounts; (2) reduce outstanding credit limits under the Accounts to the then current balance of the Receivables; (3) close Accounts with zero balances; and/or (4) sell the Accounts, together with the related Receivables for a purchase price of not less than all outstanding amounts due and owing under the Loan Agreement . In addition, if (i) the cash on hand available to Funding is less than [ * ] million, (ii) the Bank reasonably believes that Funding will not have the ability to purchase the Receivables and
(iii) the Administrative Agent



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

does not, within fifteen business days after the Bank has notified the Administrative Agent that the Bank reasonably believes that Funding will not have the ability to purchase the Receivables, provide assurances satisfactory to the Bank that it will purchase, or cause to be purchased, the Receivables, the Bank may take any or all of the following actions, subject to compliance with applicable law; (w) close Accounts with zero balances; (x) cease originating additional Receivables under existing Accounts; (y) reduce outstanding credit limits under the Accounts to the then current balance of the Receivables; and/or
(z) sell the Accounts, together with the related Receivables, for a purchase price of not less than all outstanding amounts due and owing under the Loan Agreement. In the event the Bank exercises its rights under clause (z) above, NextCard and Funding shall cooperate in effecting all such sale. Except as otherwise provided in this Section 6.4(b), the obligations of NextCard, Funding and the Bank, as the case may be, under Article IV, Section 6.3, this Section 6.4, Article VIII and any other provisions of this Agreement that by its terms extends beyond the termination of this Agreement shall remain in full force and effect following the termination of this Agreement. Nothing contained in this paragraph (b) shall terminate the rights of the Administrative Agent from exercising its rights under Section 8.9 hereof (including the sale of the Accounts) prior to the exercise by the Bank of its rights under clause (z) of the preceding sentence.

                                   ARTICLE VII

                                 INDEMNIFICATION


        7.1 NextCard Indemnification. Except to the extent of any Losses that arise from the willful misconduct or gross negligence of the Bank or its directors, officers, employees, agents or affiliates, NextCard shall indemnify and hold harmless the Bank and its respective directors, officers, employees and agents from and against any and all Losses resulting from (a) any failure of NextCard to comply with any of the terms and conditions of this Agreement,
(b) any inaccuracy of a representation or warranty made by NextCard herein, (c) any infringement or alleged infringement of any of the NextCard Marks, or the use thereof hereunder, on the rights of any third party, (d) any failure of NextCard to comply, in respect of its obligations in connection with the Program hereunder, with any applicable laws or regulations, including without limitation any consumer lending law or regulation, or (e) any failure of any Program Materials to comply with any applicable laws, including without limitation any consumer lending law or regulation.

        7.2 Bank Indemnification. Except to the extent of any Losses that arise from the acts or omissions of NextCard, Funding or their directors, officers, employees, agents or affiliates, the Bank shall indemnify and hold harmless NextCard, Funding and their respective directors, officers, employees, agents and assigns from and against any and all Losses resulting from (a) any failure of the Bank to comply with any of the terms and conditions of this Agreement,
(b) the inaccuracy of any representation or warranty made by the Bank herein,
(c) any infringement or alleged infringement of any of the Bank Credit Card Marks, or the use thereof hereunder, on the rights of any third party, or (d) any failure of the Bank to comply, in respect of its obligations in connection with the Program hereunder, with any applicable laws or regulations.

        7.3 Definition of Losses. For the purposes of this Agreement, the term "Losses" shall mean all out-of-pocket costs, damages, losses, fines, penalties, judgments, settlements, and expenses whatsoever, including, without limitation, outside attorneys' fees and disbursements and court costs reasonably incurred by the Indemnified Party.

        7.4 Procedures for Indemnification.

               (a) Notice of Claims. In the event any claim is made or any suit or action is commenced as to which a party (the "Indemnified Party") intends to seek indemnification, the Indemnified Party shall give notice to the party from whom indemnification is sought (the "Indemnifying Party") as promptly as practicable, but, in the case of lawsuit, in no event later than the time necessary to enable the Indemnifying Party to file a timely answer to the complaint. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to any such possible claim for indemnification, and each party hereunder will render to the other such assistance as it may reasonably require of the other in order to insure prompt and adequate defense of any suit, claim or proceeding based upon a state of facts which may give rise to a right of indemnification hereunder.

               (b) Defense and Counsel. Subject to the terms hereof, the Indemnifying Party shall have the right to defend any suit, claim or proceeding. The Indemnifying Party shall notify the Indemnified Party via facsimile transmission, within ten (10) days of having been notified pursuant to Section 7.4(a) if the Indemnifying Party elects to employ counsel and assume the defense of any such claim, suit or action. The Indemnifying Party shall institute and maintain any such defense diligently and reasonably and shall keep the Indemnified Party fully advised of the status thereof. The Indemnified Party shall have the right to employ its own counsel if the Indemnified Party so elects to assume such defense, but the fees and expense of such counsel shall be at the Indemnified Party's expense.

               (c) Settlement of Claims. The Indemnifying Party shall have the right to compromise and settle any suit, claim or proceeding in the name of the Indemnified Party. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other Persons with respect to any amount paid by the Indemnifying Party under this Section 7.4.

               (d) Indemnification Payments. Amounts owing under Section 7.4 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability, provided, however, that if the Indemnifying Party notifies the Indemnified Party within thirty (30) days of receipt of such demand that it disputes its obligation to indemnify and the parties are not otherwise able to reach agreement, the controversy shall be settled by final judgment entered by a court of competent jurisdiction.

        7.5 Survival. The terms of this Article VII shall survive the termination of this Agreement for a period of five years.

                                  ARTICLE VIII

                                  MISCELLANEOUS


        8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules.

        8.2 Press Releases. No party hereto shall issue a press release or make a public announcement or any disclosure to any third party related to the terms of this Agreement without the prior consent of the other parties hereto unless any such release, announcement or disclosure is required by any applicable law or regulatory authority.

        8.3 Relationship of the Parties. The Bank, Funding and NextCard agree that in performing their responsibilities pursuant to this Agreement they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partners or joint ventures or any association for profit among the Bank, Funding and NextCard.

        8.4 Force Majeure. In the event that any party fails to perform its obligations under this Agreement in whole or in part as a consequence of events beyond its reasonable control (including, without limitation, acts of God, fire, explosion, public utility failure, accident, floods, embargoes, epidemics, war, nuclear disaster or riot), such failure to perform shall not be considered a breach of this Agreement during the period of such disability. In the event of any force majeure occurrence as set forth in this Section, the disabled party shall use its best effort to meet its obligations as set forth in this Agreement. The disabled party shall promptly and in writing advise the other party if it is unable to perform due to a force majeure event, the expected duration of such inability to perform and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations hereunder a whole or in part.

        8.5 Books and Records. Each party shall maintain books of account and records, in accordance with standard accounting practices and procedures, of all financial transactions arising in connection with its obligations pursuant to this Agreement for a period of not less than five years from the date last recorded or created, and after such time the other party will be offered a reasonable opportunity to take possession of such records at its expense prior to their destruction. In addition to and notwithstanding the foregoing, to the extent any party has sole possession of any records required to be maintained by the other party pursuant to applicable state or federal laws or regulations, the party with possession shall maintain such records in such form and for such time periods as are provided for in such laws and regulations.

        8.6 Notices. All notices, requests and approvals required by this Agreement shall be in writing and shall be deemed to have been given upon delivery thereof at the addresses of the parties as follows, or such other address as any party may specify in writing:

        To Bank:         150 Almaden Blvd.
                         San Jose, CA 95113
                         Attn:  Kenneth B. Silveira, Executive Vice President





        To NextCard:     595 Market Street, Suite 950
                         San Francisco, CA 94105
                         Attn:  John Hashman, Chief Financial Officer
                         With a copy to Robert Linderman, Esq., General Counsel



        To Funding:      595 Market Street, Suite 2250
                         San Francisco, CA 94105
                         Attn:  John Hashman, Chief Financial Officer
                         With a copy to Robert Linderman, Esq., General Counsel



        8.7 Modification and Changes. This Agreement constitutes the entire agreement among the parties relating to the subject matter herein. This Agreement may only be amended by a written document signed by all parties.

        8.8 Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. Except as otherwise provided herein, this Agreement shall not be assigned by any party except with the written consent of each other party hereto.

        8.9 Security Interest; Exercise of Rights by Administrative Agent. The Bank hereby acknowledges that (a) NextCard will grant to Funding a security interest in all of its rights and obligations under this Agreement to secure NextCard's obligations under the Demand Note issued to Funding and (b) Funding will grant to the Administrative Agent a security interest in all of its rights and obligations under this Agreement to secure Funding's obligations under the Loan Agreement. The Bank agrees that if the Administrative Agent exercises its rights under the Borrower Pledge and Security Agreement (as defined in the Loan Agreement), the Administrative Agent on behalf of the Lenders and their successors and assigns shall succeed to all of the rights and obligations of Funding under this Agreement as if it were a party hereto, and the Administrative Agent may assign such rights and obligations without the consent of the Bank. The Bank further agrees that if the Administrative Agent exercises its rights and forecloses under the Borrower Pledge and Security Agreement and the Parent Security Agreement (as defined in the Loan Agreement) the Administrative Agent on behalf of the Lenders and their successors and assigns shall succeed to all of the rights and obligations of NextCard under this Agreement as if it were a party hereto, and the Administrative Agent may assign such rights and obligations without the consent of the Bank.

        8.10 Third Party Beneficiary. The Administrative Agent is an intended third party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Administrative Agent and its successors and assigns for so long as any obligations are outstanding under the Loan Agreement.

        8.11 Waivers. None of the parties shall be deemed to have waived any of its rights, powers or remedies hereunder unless such waiver is approved in writing by the waiving party.

        8.12 Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

        8.13 Headings. The headings contained herein are for convenience of reference only and are not intended to define, limit, expand or describe the scope or intent of any provision of this Agreement.

        8.14 Non-petition Agreement by Bank. The Bank hereby agrees not to institute against, or join with any other person in instituting against, Funding any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law until at least one year after any indebtedness of Funding under the Loan Agreement has been paid in full.

        8.15 Integration. This Agreement states the entire agreement between the parties with respect to the subject matter hereof, and all prior or contemporaneous written or oral agreements and understandings other than the Initial Agreement are merged herein and superseded hereby. The parties acknowledge that the Initial Agreement remains in full force and effect.

        8.16 No Set-Off. The Bank agrees not to set off the obligations of NextCard under the Initial Agreement against any payments required to be made to NextCard or Funding under this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


HERITAGE BANK OF COMMERCE             NEXTCARD INC.






By: ____________________________      By: ____________________________________

Title: _________________________      Title: _________________________________



NEXTCARD FUNDING CORP.






By: ____________________________

Title: _________________________


                [Signature Page to Account Origination Agreement]

                       EXHIBIT A - CREDIT CARD GUIDELINES



I.      UNDERWRITING APPROVALS FOR ELIGIBLE RECEIVABLES


        A.      CURRENT PROCESS


                1.      Application Information Decline Criteria


                        a. The following information must be completed to form a valid application:

                                o       First name and last name;

                                o       Valid home address including number,
                                        street, city, state and zip code [ * ];

                                o       Valid social security number;

                                o       Date of birth;

                                o       [ * ]; and

                                o       Valid home phone number and a second
                                        phone number (either a work number or a
                                        phone number where the customer can be
                                        reached separate from the home number).


                        b. Once NextCard receives a valid application (pre-bureau application stage), we will review the data for the following declines:

                                o       Applicants [ * ]; and

                                o       [ * ].


                2. Duplicate Applications or Accounts per Customer and/or Household Policy


                        a.      Book only [ * ] per customer;


                        b.      Decline any customer who has [ * ]; and


                        c.      Decline any customer who has [ * ].


An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                3.      Credit Bureau Authentication Review


                        a.      Suffixes Review


                                A generation suffix (Jr., Sr., III, etc.)
                                provided by either the applicant on the
                                application or by any credit bureau, will be [ * ].


                        b.      Authentication Declines


                                Applicant will be declined if NextCard is unable to receive at [ * ].


                                If NextCard receives any alert messages
                                regarding the validity of the bureau match, based on the different types of the messages received, NextCard will either approve the applicant, route the applicant to a review queue or decline the application.


                4.      Credit Bureau Underwriting Criteria


                        If the applicant passes application information, duplicate application, and bureau authentication review, NextCard will then underwrite the applicant against the following credit bureau scoring and discrete criteria provided below in TABLE 1.




                  TABLE 1. CREDIT BUREAU UNDERWRITING CRITERIA


                 CRITERIA                          DECLINE IF VALUE...
--------------------------------------------       -------------------
   [ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
   [ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
   [ * ]
   [ * ]                                                  [ * ]
[ * ]
      [ * ]                                               [ * ]
      [ * ]                                               [ * ]
[ * ]
[ * ]
      [ * ]                                               [ * ]



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

                 CRITERIA                          DECLINE IF VALUE...
--------------------------------------------       -------------------
[ * ]
--------------------------------------------       -------------------

[ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
[ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
   [ * ]                                                  [ * ]
[ * ]
[ * ]                                                     [ * ]
   [ * ]                                                  [ * ]
[ * ]
   [ * ]                                                  [ * ]
[ * ]
   [ * ]                                                  [ * ]



Attachment 1 provides the line of credit assignment table for approvals on the system.

        B.      CHANGES IN UNDERWRITING APPROVAL FOR ELIGIBLE RECEIVABLES


                1.      Underwriting Criteria


                        Changes to the underwriting criteria in Table 1 above may be made only [ * ].


                2.      Credit Line Assignment


                        a. For Accounts that have [ * ], credit line assignments may be changed only [ * ] without the consent of the Bank or the Administrative Agent if in NextCard's reasonable business judgment such changes [ * ]. NextCard shall provide to the Bank and the Administrative Agent an analysis that supports such a judgment.


                        b. For Accounts that have [ * ], the credit line assignments may not be changed without the consent of the Bank and the Administrative Agent.



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

II.     PRICING OF ELIGIBLE RECEIVABLES


        A.      CURRENT PRICING STRUCTURE FOR ELIGIBLE RECEIVABLES


                Teaser rate:     [ * ]
                Teaser period:   [ * ]
                Ongoing rate:    [ * ]


        B.     CHANGES IN PRICING STRUCTURE FOR ELIGIBLE RECEIVABLES


               1. No consent of the Bank or the Administrative Agent will be required for NextCard to test an alternate pricing structure involving [ * ] of the outstanding principal balance of the Loans outstanding under the Loan Agreement.


               2. Any other changes must receive the prior written approval of the Administrative Agent and the Bank.



An asterisk (*) indicates that certain information has been omitted from this agreement pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

            EXHIBIT B - Form of Opinion of Counsel to Heritage Bank

                       OPINION OF COUNSEL TO HERITAGE BANK

               1. Heritage Bank is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power and authority to enter into and perform its obligations under the Account Origination Agreement. Heritage Bank is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Heritage Bank or on the ability of Heritage Bank to perform its obligations under the Account Origination Agreement.

               2. The Account Origination Agreement has been duly authorized, executed and delivered by Heritage Bank, and constitutes a valid and legally binding obligation of Heritage Bank enforceable against Heritage Bank in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

               3. No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Heritage Bank for the consummation of the transactions contemplated by the Account Origination Agreement or the performance of its obligations thereunder.

               4. The consummation of any of the transactions contemplated by the Account Origination Agreement will not conflict with, result in a breach of, or constitute a default under the articles of incorporation or bylaws (or other comparable constitutive documents) of Heritage Bank or the terms of any indenture or other agreement or instrument as to which Heritage Bank is party or bound, or any order applicable to Heritage Bank or any regulation applicable to Heritage Bank, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Heritage Bank.

               5. There is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Heritage Bank or relating to the transactions contemplated by the Account Origination Agreement which, if adversely determined, may have a material adverse effect on the business, properties, assets or condition (financial or other) of Heritage Bank or on the ability of Heritage Bank to perform its obligations under the Account Origination Agreement.


                                      B-1